EXHIBIT 3

POWER OF ATTORNEY

Power of Attorney, dated as of January 7, 2002 for Waddell & Reed Financial Services, Inc. filed as Exhibit 3 to the Waddell & Reed Financial, Inc. 13G filed for Odyssey Healthcare, Inc. on January 30, 2004 Accession Number 0001047469-04-002680 and incorporated herein by reference.

Power of Attorney, dated as of January 7, 2002 for Waddell & Reed, Inc. filed as Exhibit 3 to the Waddell & Reed Financial, Inc. 13G filed for Odyssey Healthcare, Inc. on January 30, 2004 Accession Number 0001047469-04-002680 and incorporated herein by reference.

Power of Attorney, dated as of January 7, 2002 for Waddell & Reed Investment Management Company filed as Exhibit 3 to the Waddell & Reed Financial, Inc. 13G filed for Odyssey Healthcare, Inc. on January 30, 2004 Accession Number 0001047469-04-002680 and incorporated herein by reference.

Power of Attorney, dated as of January 21, 2003 for Waddell & Reed Ivy Investment Company filed as Exhibit 3 to the Waddell & Reed Financial, Inc. 13G filed for Odyssey Healthcare, Inc. on January 30, 2004 Accession Number 0001047469-04-002680 and incorporated herein by reference.